Exhibit 99.1

                        Gyrodyne Company of America, Inc.
                                 102 Flowerfield
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075

Contact:
Peter Pitsiokos, Executive Vice President                    Tel: (631) 584-5400
Gyrodyne Company of America, Inc.                            Fax: (631) 584-7075
102 Flowerfield
St. James, New York 11780

                      F O R   I M M E D I A T E   R E L E A S E

 ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS *****NEWS ***

"NASDAQ: GYRO" - ST. JAMES - Gyrodyne Company of America, Inc. (GYRO) reported Gyrodyne Company moves to protect investors' position as the future of the property is publicly debated.

In the wake of published reports that the State University of New York (SUNY) at Stony Brook is seeking to purchase Gyrodyne Company's 314 acres of property on Long Island the President and CEO of Gyrodyne, Stephen Maroney, stated, "We will aggressively pursue every option we have at our disposal to ensure that our shareholders are protected and that the fair market value will be the determining factor for any potential sale."

Last year Gyrodyne rejected the University's only formal offer made for the property, some $13.5 million for 182 acres. SUNY officials have stated publicly that they are interested in the entire parcel now and are considering eminent domain if they are rebuffed in future offers.

Mr. Maroney said that the earlier offer, which amounted to about $70,000 an acre, does not reflect the value of this property. "Building lots in the area are selling for between $300,000 and $350,000 and reflect the true value of the Gyrodyne property. These are not some arbitrary numbers, they represent the range of offers at this time for lots on our proposed residential golf course community. These reflect real dollars for real property and the Gyrodyne site is one of the most prestigious sites on Long Island. If the acquisition of this property is the wish of the taxpayer, the taxpayer must be prepared to spend the dollars for acquisition. There will be no "taking" here at Flowerfield."

Desmond Ryan, Association for a Better Long Island Executive Director is questioning how the University can consider purchasing the property when State deficits and local property taxes are at historic highs. "How a publicly funded institution with 1,100 acres and sitting in the heart of historic state deficits, can engage in a condemnation procedure for the purpose of "Land banking for the next 100 years" and creating what the Germans fondly called "living space" on the eve of World War II is beyond comprehension."

Ryan suggests that the University should look at the far less expensive property at the former Kings Park psychiatric center. Already owned by the State, its price would be considerably less and not involve a "tortuous condemnation process" now being contemplated by the University board. While not contiguous, land planners say there is no reason why Kings Park couldn't serve Stony Brook for its "center of excellence, faculty housing, research facilities, etc.," Ryan noted.

Gyrodyne is continuing to plan for the creation of 80 townhouses and 256 freestanding houses surrounding an 18 hole championship golf course. Plans call for the preservation of approximately 85 acres as untouched and in it's natural state.
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The statements made in this press release that are not historical facts contain
"forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to the effect of economic and business conditions, including risk inherent in the Long Island, New York real estate market, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.